[Letterhead of Nutter, McClennen & Fish, LLP]

                                October 21, 1996
                                     22237-6

CareMatrix Corporation
197 First Avenue
Needham, MA 02194

Gentlemen:

     Reference is made to the Registration Statement on Form S-1, as amended (the "Registration Statement") (File No. 333-11455), filed by CareMatrix Corporation (the "Company") on September 5, 1996 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 7,187,500 shares of Common Stock, $.05 par value, of the Company (the "Shares"). We understand that the Shares are to be offered and sold to the extent and in the manner provided in an Underwriting Agreement (the "Underwriting Agreement"), the form of which was filed as Exhibit 1.01 to said Registration Statement, and as described in the Prospectus filed as part thereof.

     We have acted as counsel for the Company in connection with the Registration Statement. We have examined original or certified copies of the Company's Certificate of Incorporation and all amendments thereto and restatements thereof, the Company's By-laws, as amended, the corporate records of the Company to the date hereof, certificates of public officials and such other certificates, documents, records and materials as we have deemed necessary in connection with the opinion letter.

     Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Company's officers, directors and agents, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor pursuant to the terms and conditions of the Underwriting Agreement, the Shares will be legally issued, fully paid and nonassessable.

     We understand that this opinion letter is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion letter with and as a part of the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus filed as part thereof. It is understood that this opinion letter is to be used in connection with the offering and sale of the Shares only while said Registration Statement, as amended from time to time, is effective under the Securities Act.


                                                   Very truly yours,

                                               /s/ Nutter, McClennen & Fish, LLP
                                                   Nutter, McClennen & Fish, LLP